Exhibit 10.5

Supplementary Agreement

Agreement No.: _________

Signed in: Huiyang District, Huizhou City

Party A: Huizhou Mingshang Hi-Tech Industrial Co., Ltd.

Legal representative: Jiang Zhizhou

Contact number: 0752-3500936

Address: Yangwu Section, East Side of Yeting Avenue, Huiyang District, Huizhou City

Party B: VLG Wireless Technology Co., Ltd Huizhou Branch

Legal representative: Guo Yiting

Contact number: 13729838883

Address: Fifth Floor, Ming Shang Technology Park, Yangwu Sectio, East Side of Yeting Avenue, Huiyang District, Huizhou City

Whereas:

On May 31, 2018, both parties entered into the Plant Lease Contract (hereinafter referred to as the “Original Contract”), in which it was agreed that: Party B leased the fifth floor of the Plant of the Mingshang industrial park located in Yangwu 3rd Road, Huinan Avenue, Huiyang Economic Development Zone, Huiyang District, Huizhou City (hereinafter referred to as “the Premise”); Lease period starting from June 1, 2018 to June 1, 2023; Reassessment adjustment (based on actual market price, by mutual agreement) after two years of the lease term (May 31, 2020). Now Party A and Party B, on the basis of the principle of voluntariness, equality and mutual benefit, and through friendly negotiation, hereby enter into the following supplementary agreements on the matters not covered in the original agreement, the details of which are as follows:

I. Revise the rental rate in Article 4 of the original contract to:

1. RMB 18/m2 per month per square meter and RMB 2.8/m2 per month per square meter for management fees, all of which are exclusive of tax; Utility fee of RMB 0. The total monthly rent is RMB 33,904 (In words RMB thirty-three thousand nine hundred and four).

2. Starting from March 1, 2021 to June 1, 2023, the monthly rental rate will be RMB 33,904 /month.

II. All terms used in the Agreement shall have the meanings defined in the Original Contract, unless otherwise stated.

III. Any dispute arising out of or in connection with this agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party shall have the right to file a lawsuit with the people’s court in the place where Party B is located.

IV. This agreement shall be made in duplicate and shall come into force upon being signed and sealed by both parties, one copy for each party, with the same legal effect.

(No text below)

Party A (Seal): Representative (signature): Signing date: March 1, 2021 Huizhou Mingshang Hi-Tech Industrial Co., Ltd. (sealed)	Party B (Seal): Representative (signature): Signing date: March 1, 2021 VLG Wireless Technology Co., Ltd Huizhou Branch (sealed)

Plant Lease Contract

Lessor (Hereinafter referred to as “Party A”): Huizhou Mingshang Hi-Tech Industrial Co., Ltd.

Uniform social credit code: 91441303077852295X

Address: Yangwu Section, East Side of Huinan Avenue, Huiyang Economic Development Zone, Huiyang District, Huizhou City

Tel.: 15989372798

Lessee (Hereinafter referred to as “Party B”) VLG Wireless Technology Co., Ltd Huizhou Branch

Uniform social credit code: 91441303MA51UD1H14

Address: The fifth floor of the Plant of the Mingshang industrial park located in Yangwu 3rd Road, Huinan Avenue, Huiyang Economic Development Zone, Huiyang District, Huizhou City Tel.: 13729838883

In accordance with the provisions of the Law of the People’s Republic of China on Contracts and the Law of the People’s Republic of China on the Management of Urban Hipped Properties and other relevant laws and regulations, on the basis of equality and voluntariness, both parties reach the following agreement related to the lease of the plant:

Article 1

1. The factory is located on the fifth floor of the Plant of the Mingshang industrial park located in Yangwu 3rd Road, Huinan Avenue, Huiyang Economic Development Zone, Huiyang District, Huizhou City, with a building area of 1,630 square meters.

2. Plant ownership status: Party A real estate rights certificate or proof of its property rights (right to use) the name and number of other limited documents business premises proof.

3. Details of the existing renovation and facilities and equipment of the plant are shown in the annex to this contract (List of Facilities and Equipment). This annex shall serve as the basis for Party A to hand over the plant to Party B for use in accordance with this contract and for Party B to accept the plant when it is returned at the end of the lease term.

Article 2

Party B leased the plant business scope for office, research and development production and processing. Without Party A’s consent, Party B shall not change the business project without permission.

Article 3

1. The lease period of the plant is from June 1, 2018 to June 1, 2023 for a total of 5 years. The reassessment adjustment will be made after two years of the lease term (May 31, 2020). (Actual market price and mutual agreement)

2. If Party B continues to lease, it shall request Party A to renew the lease 30 days in advance, and the two parties shall sign a new plant lease contract after consensus.

3. If Party A continues to lease the plant at the end of the lease period, Party B shall have the right of first refusal under the same conditions.

Article 4

1. Standard of the rent: RMB12/square meter per month, management fee is RMB2.8/square meter per month, and utility fee is RMB0. The total monthly rent is RMB 24,124 (In words: twenty-four thousand one hundred and twenty-four yuan).

2. From June 1, 2018 to May 31, 2020, the monthly rent is RMB 24,124 (In words: twenty-four thousand one hundred and twenty-four yuan).

3. Payment method: Party B shall pay the rent to Party A’s bank account as follows in accordance with this contract.

Account No.: 673061458259

Account name: Huizhou Mingshang Hi-Tech Industrial Co., Ltd.

Opening bank: Bank of China Co., Ltd. Huizhou Huiyang Sub-branch

4. Rent payment date:

Party B shall deliver the first installment of rent in the amount of RMB 24,124 (In words: twenty-four thousand one hundred and twenty-four yuan) by August 31, 2018 after this Agreement becomes effective, and Party B shall deliver the rent to Party A before the 10th day of each month; When Party A collects the rent, it shall issue a receipt to Party B for the receipt.

5. Party A agrees to grant Party B a certain period of rent-free period of 3 months (from June 1, 2018 to August 31, 2018) from the date of signing of this Lease Agreement between Party A and Party B, and the rent will be waived during this period. Water, electricity, telephone and other expenses incurred during the rent-free period shall be borne by Party B.

6. Upon delivery of the leased premises, Party A shall collect from Party B a lease deposit of two months’ rent (not exceeding three months), i.e. RMB 48,248 (In words: RMB forty-eight thousand two hundred and forty-eight).

7. Conditions for the return of lease deposit from Party A to Party B

7.1. Expiration of Contract

7.2. Party B pays all costs incurred in connection with the leased property

7.3. __________________________

☐     Meet one of the prerequisites.

☑ Meet all the prerequisites

(Both parties shall agree to make one choice mentioned in the above two articles, and tick “√” in ☐)

8. Ways and time of returning the rental deposit: Cash, transfer or check: Within two months of the expiration of the contract period. If any one of the following circumstances occurs, Party A shall not return the deposit:

8.1. Without Party A’s consent Party B unilaterally terminates the contract early

8.2. Party B defaults on rent and other charges for up to 30 days

8.3.         /

9. The contract rent is non-tax inclusive.

Article 5

1. During the lease period, Party B is responsible for paying the taxes arising from the lease of the premise, the water charge of the leased premise is RMB 4 /ton (if there is any adjustment of the water charge at a later stage, the latest notice of the management office shall prevail), and the electricity charge is RMB 1/degree (if there is any adjustment of the electricity charge at a later stage, the latest notice of the management office of the famous business shall prevail).

2. The property management fee and sanitation fee (common area) during the lease period shall be borne by Party A (excluding the construction waste generated by Party B’s renovation). Water, electricity, telephone network and interior decoration costs are borne by Party B:

3. During the lease period, Party A will give two parking spaces for free, and the rest of the vehicles can apply for monthly card parking (temporary vehicles to implement time management charges).

4. In the first period, Party B is provided with 2 dormitories for a fee, and the dormitories are single rooms with a rent of 400 RMB per room.

Article 6

1. Plant delivery: Party A shall deliver the leased property to Party B in the agreed conditions by June 1, 2018. The “List of Facilities and Equipment” is considered to be delivered after both parties have handed over their signatures and handed over the room keys and _______.

2. Plant return

If Party B decorates the plant with Party A’s consent, Party A has the right to take back the plant and its attached facilities and equipment after the lease period expires or the contract is terminated. Both Party A and Party B shall inspect and accept the plant and ancillary items, equipment and facilities and the use of water and electricity, and settle the costs that each shall bear. The treatment of the decorative part of the plant is as follows:

(1) Party B can take back the decorations that are not attached to the plant.

Article 7

1. During the lease period, both parties shall work together to ensure that the plant and its attached articles, equipment and facilities are in a suitable and safe condition.

2. Party B shall be responsible for repairing or compensating for any damage or malfunction of the plant and its ancillary items, equipment and facilities due to improper storage or unreasonable use by Party B.

3. Party B shall be responsible for repairing any damage to the additional facilities and equipment installed during the renovation of the plant.

4. Party A agrees with Party B to renovate the leased plant, but shall not damage the main structure of the plant.

Article 8

1. Party A’s commitment and guarantee

(1) Party A guarantees that the leased plant has normal water and electricity.

(2) Party A guarantees that Party B can use the plant address as the registered address to apply for industrial and commercial business license, and shall provide Party B with the premise information and documents required for the relevant administrative procedures.

2. Party B’s commitment and guarantee

(1) Party B shall ensure that it obtains the legal qualification to operate in the leased premises as agreed in this contract, and handle all kinds of licensing and approval procedures such as industrial and commercial business license, tax registration, health permit, fire fighting approval, etc. required for operating in the leased premises by itself, and handle the relevant documents according to the requirements of relevant government departments. Party B shall be responsible for compensation if Party A is claimed or fined due to Party B’s failure to apply for the legal procedures and licenses required to use the leased premises for business.

(2) Party B shall ensure compliance with the property management statute of the area where the plant is located.

Article 9

1. During the lease term, Party B cannot sublease part of or the rental premise to other people.

Article 10

The cancellation or modification of this contract is permitted if one of the following occurs during the term of this contract:

(I) The Contract cannot be implemented in case of force majeure;

(II) Government expropriation, repossession or demolition of leased premises;

(III) Both parties reach a consensus through consultation.

Article 11

If the following situations occur, for the resulting loss, Party A can

☑ 1. Require Party B to restore the premise to its original condition;

☐ 2. Request Party B for damage compensation;

☑ 3. Not return rental deposit;

☐   4. Party B is required to pay liquidated damages of RMB ____/___ (In words: RMB ____/___).

(I) Party B delays the rent more than 30 days (one month);

(II) The loss of Party A due to the delayed lease payment of Party B amounts to more than ___/___yuan;

(III) Party B uses the leased premise to engage in illegal activities which damage the public or others’ interests;

(IV) Party B changes structure or use of the leased premise at his own will.

(V) Party B does not assume responsibility for repairs or pay for repairs that are of its own making, resulting in serious damage to the premise or equipment;

(VI) Without the written consent of Party A and the approval of relevant departments, Party B will renovate the leased premises without permission:

(VII) Party B subleases the leased premises to a third party without permission.

In addition to tracing Party B’s liability for damages or for breach of contract, Party A is entitled to require change of contract terms or dissolve the Contract in accordance with above circumstances; once the Contract termination notice is submitted, Party A is entitled to apply for contract termination registration (for record) unilaterally.

If one of the following situations occurs, for the resulting loss, Party B can

☐ 1. Request Party A for damage compensation:

☐ 2. Request Party A to double refund the lease deposit:

☐   3. Party A shall pay liquidated damages of RMB ____/___ (In words: RMB ____/___).

(The above-mentioned three ways can be selected by mutual agreement, but the second one and the third one cannot be selected in the mean time; you can mark “√ ” in the corresponding ☐):

(I) Party A is late in delivering the leased premises for more than ____/___ days (____/___ months).

(II) Party A does not assume responsibility for maintenance or pay the cost of maintenance caused by its own.

(III) For Party A requires unilaterally canceling (terminating) the Contract without justified reasons.

In addition to tracing Party A’s liability for damages or for breach of contract, Party B is entitled to require change of contract terms or dissolve the Contract in accordance with above circumstances; once the Contract termination notice is submitted, Party B is entitled to apply for contract termination registration (for record) unilaterally.

Article 12

1. During the performance of this contract, if force majeure causes one party to be unable to perform the contract, the party experiencing force majeure shall immediately notify the other party and shall, within 60 days from the date of occurrence of force majeure, provide documents proving that the contract cannot be performed or cannot be fully performed due to force majeure, then the party experiencing force majeure shall be exempted from liability for breach of contract.

2. If the premises agreed in Article 1 of this contract are not suitable for renting due to force majeure or other reasons not attributable to the parties, Party A shall reduce the rent for the period affected by the force majeure. If the leased premises cannot be restored, this contract is automatically terminated.

Article 13

Any dispute arising from the Contract shall be settled by the parties through negotiation; If negotiation fails, a lawsuit may be brought to the people’s court in the place where Party B lives.

Article 14

1. Party A and B may otherwise agree on matters not covered by this contract in the attached pages; As one part of the Contract, the attached page contents have the same legal force with the Contract after it is signed and sealed.

2. The Contract shall come into force upon being signed and sealed by both parties. The Contract (and its annex(es)) is made in 2 originals, one copy for each party.

(No text below)

Party A (Seal):	Party B (Seal):

Legal representative (Consignor) (signature):	Legal representative (Consignor) (signature):
Date: June 1, 2018 Huizhou Mingshang Hi-Tech Industrial Co., Ltd. (sealed)	Date: MM/DD/YY VLG Wireless Technology Co., Ltd. Huizhou Branch (sealed)